UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2018

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Eagleview Blvd, Suite 212 Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer and Principal Accounting Officer

On September 10, 2018, Louis J. Arcudi, III, provided notice to Idera Pharmaceuticals, Inc. (the “Company”) of his intent to resign as Chief Financial Officer, principal financial officer and principal accounting officer of the Company effective October 31, 2018.  The Company expects that Mr. Arcudi will continue to serve as Chief Financial Officer through October 31, 2018 and that Mr. Arcudi will serve as an advisor to the Company through a consulting agreement after that time.

Mr. Arcudi’s decision to depart from the Company is solely for personal reasons as a result of the Company’s recently announced consolidation to Exton, PA headquarters and does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company thanks Mr. Arcudi for his many contributions and for his willingness to continue to assist the Company to ensure a smooth transition.

Appointment of Principal Financial Officer and Accounting Officer

Effective October 31, 2018, John Kirby, the Company’s Vice President of Finance, will be fulfilling the roles of principal financial officer and principal accounting officer of the Company. Mr. Kirby (age 46) joined the Company in 2015 as the Company’s Vice President of Accounting and has served as Vice President of Finance since July 2018.  Prior to joining the Company, Mr. Kirby served as Assistant Controller at Endo Pharmaceuticals, Inc. from November 2014 to October 2015.  From August 2012 to July 2014, Mr. Kirby served as Vice President, Chief Accounting Officer and Corporate Controller at ViroPharma Incorporated.  Mr. Kirby began his career at KPMG, LLP and served as a Regional Audit Director at AstraZeneca Pharmaceuticals prior to joining ViroPharma Incorporated.  Mr. Kirby received his Bachelor of Science in Accountancy from Villanova University and is a licensed certified public accountant in the Commonwealth of Pennsylvania.

Mr. Kirby has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Kirby is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

On September 11, 2018, the Company issued a press release in connection with the announcement of Mr. Arcudi’s intention to resign from his position with the Company, as described above. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and the related Exhibit 99.1 filed herewith to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. This Item 7.01 will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) that is required to be disclosed solely by Regulation FD.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: September 13, 2018	By:	/s/ Vincent J. Milano
Vincent J. Milano Chief Executive Officer